Exhibit 23(a)


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Corporation:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 24, 1996 on the consolidated financial statements of ITT Corporation included in ITT Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this registration statement.

                              /s/  Arthur Andersen LLP
                              Arthur Andersen LLP

New York, N.Y.
November 13, 1996